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                                                                   EXHIBIT 10.12

                                INFOSPACE, INC.

                          STOCKHOLDER RIGHTS AGREEMENT

     This Stockholder Rights Agreement (this "Agreement") is entered into as of August 6, 1998, by and among InfoSpace, Inc., a Delaware corporation (the "Company"), and the investors listed on the Schedule of Investors attached hereto as Exhibit A (the "Investors").
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                                    RECITALS

     A. Pursuant to those certain Common Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), the Investors are purchasing an aggregate of 985,000 shares of Common Stock.

     B. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement.

                                   AGREEMENTS

    NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

SECTION 1.  RESTRICTIONS ON TRANSFERABILITY; REGISTRATION RIGHTS

     1.1  CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Holder" shall mean any Investor holding Registrable Securities and
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any person holding Registrable Securities to whom the rights under this
Agreement have been transferred in accordance with Section 1.11 hereof.

          "Initial Public Offering" shall mean the first public offering of
           -----------------------
Common Stock by the Company to the public pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.
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          The terms "register", "registered" and "registration" refer to a
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registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses incurred by the
           ---------------------
Company in complying with Section 1.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Registrable Securities" means the Shares or other securities issued
           ----------------------
or issuable with respect to the Shares upon any stock split, stock dividend, recapitalization or similar event, or any Common Stock otherwise issued or issuable with respect to the Shares; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          "Restricted Securities" shall mean the securities of the Company
           ---------------------
required to bear the legend set forth in Section 1.3 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders.

          "Shares" shall mean the shares of Common Stock being issued pursuant
           ------
to the Purchase Agreement, but shall not include shares of Common Stock purchased by any of the Investors pursuant to prior agreements.

     1.2  RESTRICTIONS

     The Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Investor will cause any proposed purchaser, assignee, transferee or pledgee of the Shares, to agree to take and

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hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     1.3  RESTRICTIVE LEGEND

    Each certificate representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in the form of Exhibit B attached hereto (in addition to any legend required
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under applicable state securities laws).  Each Investor and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

     1.4  NOTICE OF PROPOSED TRANSFERS

     The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this
Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either
(i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company shall not require such a legal opinion or "no action" letter in any transaction in compliance with Rule 144. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

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     1.5  COMPANY REGISTRATION

          (a) Notice of Registration.  If at any time or from time to time after
              ----------------------
completion of the Company's Initial Public Offering the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (x) a registration relating solely to employee benefit plans or (y) a registration relating solely to a Commission Rule 145 transaction, the Company will (but not more than five (5) times pursuant to this Section 1.5(a)):

               (i) promptly give to each Holder written notice thereof; and

              (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within fifteen (15) days after receipt of such written notice from the Company by any Holder.

          (b) Underwriting.  If the registration of which the Company gives
              ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting, to the extent requested, to the extent provided herein.
All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) entitled to registration pursuant to registration rights granted to the participating Holders by the Company. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest one hundred (100) shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto.

          (c) Right to Terminate Registration.  The Company shall have the right
              -------------------------------
to terminate or withdraw any registration initiated by it under this Section 1.5 prior to the

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effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

     1.6  EXPENSES OF REGISTRATION

     All Registration Expenses incurred in connection with any registration pursuant to Section 1.5 and the reasonable cost of one special legal counsel to represent all of the Holders together in any such registration (and any other holders of securities registered in such registration), shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the securities included in such registration pro rata on the basis of the number of shares so registered.

     1.7  REGISTRATION PROCEDURES

     In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the registration statement has been completed, but in no event longer than ninety
(90) days; and

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders participating in such registration and to the underwriters, if any, of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

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          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or other trading market on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities.

     1.8  INDEMNIFICATION

          (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all actual out-of-pocket expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in any litigation or in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained

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in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation by the Company of the Securities Act or the Exchange Act or any state securities law, or of any rule or regulation promulgated under any of the foregoing applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other actual out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such matter if the settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld; and provided further that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all actual out-of-pocket expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal and any other actual out-of pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such

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registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this Section 1.8(b) shall not apply to amounts paid in settlement of any matter if the settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that the maximum liability of each selling Holder under this
Section 1.8(b) shall be equal to the total cash proceeds to such selling Holder as a result of such registration and offering.

          (c) Each party entitled to indemnification under this Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (not to be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Subsection 1.8(d) exceed the net

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proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.9  INFORMATION BY HOLDER

     The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

     1.10  RULE 144 REPORTING

     With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act.

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) So long as an Investor owns any Restricted Securities, to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90)

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days after the effective date of the first registration statement filed by the
Company for an offering of its securities to the general public), and of the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

     1.11  TRANSFER OF REGISTRATION RIGHTS

     The rights to cause the Company to register securities granted to the Investors under Section 1.5 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by an Investor (together with any affiliate); provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, and (c) such transferee or assignee
(i) is a wholly-owned subsidiary or constituent partner (including limited partners, retired partners, spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) of such Investor, or (ii) acquires from such Investor at least 50,000 shares of Common Stock (as appropriately adjusted for stock splits and the like).

     1.12  STANDOFF AGREEMENT

     Each Holder agrees in connection with any registration of the Company's securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), upon request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, pledge (or otherwise encumber or hypothecate), grant any option for the purchase of, or otherwise directly or indirectly dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company and such managing underwriters for such period of time (not to exceed 180 days) as the Board of Directors establishes pursuant to its good faith negotiations with such managing underwriters; provided, however, that the Investors shall not be subject to such lockup unless the officers and directors of the Company who own stock of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) shall also be bound by such restrictions. If requested by the underwriter, the Investor will reaffirm the agreement set forth in this
Section 1.12 in a separate writing in a form satisfactory to such underwriter. This Section 1.12 shall apply only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering.

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     1.13  TERMINATION OF RIGHTS

     The rights of any particular Holder to cause the Company to register securities under Section 1.5 shall terminate with respect to such Holder on the earlier of (a) the fifth anniversary of the date of this Agreement or (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all such Holder's securities during a three (3)-month period without registration.

     1.14  LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

     From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.5 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which are included.

SECTION 2.  AFFIRMATIVE COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees as follows:

     2.1  FINANCIAL INFORMATION

     The Company will furnish to each Investor who holds Registrable Securities the following reports:

          (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, audited consolidated balance sheets and statements of stockholders' equity of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of national standing selected by the Company;

          (b) As soon as practicable after the end of each quarter, and in any event within 45 days thereafter, unaudited balance sheets of the Company and its subsidiaries, if any, as of the end of the most recent quarter, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such quarter and for the then current fiscal year to the end of such quarter, all prepared in accordance with generally accepted accounting principles, together with a comparison of such statements to the Company's operating plan then in effect; and

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

          (c) Upon the request of an Investor, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of each calendar month, and consolidated statements of income and cash flows for such period and for the current fiscal year to date, all prepared in accordance with generally accepted accounting principles, together with a comparison of such statements to the Company's operating plan then in effect.

     2.2  OPERATING PLAN AND BUDGET

     The Company will furnish to each Investor who holds Registrable Securities a budget and operating plan (including projected balance sheets and profit and loss and cash flow statements) for each fiscal year, as soon as practicable after approval or adoption thereof by the Company's Board of Directors, but in any event no later than 30 days before the beginning of the fiscal year covered thereby.

     2.3  ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION

     The rights granted pursuant to Sections 2.1 and 2.2 may be assigned by an Investor to a third party who acquires at least 50,000 shares of Common Stock from such Investor (as adjusted for any stock splits, consolidations and the like) and who is not an actual or potential competitor, or affiliated in any manner with a competitor, of the Company, provided that the Company receives notice fifteen (15) days prior to such assignment. If the Company reasonably believes it necessary to protect proprietary information, the Company may require any transferee or assignee of the rights under this Section 2 to execute a confidentiality agreement as a condition receiving such information.

     2.4  TERMINATION OF COVENANTS

     The covenants set forth in Sections 2.1 through 2.3 shall terminate on, and be of no further force or effect after, the closing of the Company's Initial Public Offering.

SECTION 3.  MISCELLANEOUS

     3.1  ASSIGNMENT

     Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

     3.2  THIRD PARTIES

     Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

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     3.3  GOVERNING LAW

     This Agreement shall be governed by and construed under the laws of the State of Washington in the United States of America without regard to the conflict or choice of law provisions of such State.

     3.4  COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.5  NOTICES

     All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or otherwise delivered by hand or by messenger, facsimile or courier, addressed (a) if to an Investor, at such Investor's address set forth on Exhibit A hereto, or
                                                           ---------
at such other address as such Investor shall have furnished to the Company in writing, (b) if to any other Holder of Registrable Securities, at such address as such Holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such Registrable Securities who has so furnished an address to the Company, or (c) if to the Company, at its principal executive office, attention President, or at such other address as the Company shall have furnished to the Investors, with a copy to Charles J. Katz, Jr., Perkins Coie, 1201 Third Avenue, 40th Floor, Seattle, WA 98101. If notice is provided by mail, it shall be deemed to be given three (3) business days after proper deposit in the U.S. Mail, and if notice is given by hand or by messenger, facsimile or courier, it shall be deemed to be given upon receipt.

     3.6  SEVERABILITY

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

     3.7  AMENDMENT AND WAIVER

     Any provision of this Agreement may be amended with the written consent of the Company and the Holders of at least fifty percent (50%) of the outstanding shares of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

     3.8  EFFECT OF AMENDMENT OR WAIVER

     The Investors and their successors and assigns acknowledge that by the operation of Section 3.7 hereof the holders of fifty percent (50%) of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Agreement.

     3.9  RIGHTS OF HOLDERS

     Each Holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

     3.10  DELAYS OR OMISSIONS

     No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     3.11  AGGREGATION OF SHARES

     All Registrable Securities held or acquired by affiliated persons or entities shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     3.12  ENTIRE AGREEMENT

     This Agreement is being executed by the Company and the Investors. The parties to this Agreement hereby agree that this Agreement constitutes the full and entire understanding of the parties with regard to the matters set forth herein and supersedes any prior or contemporaneous agreements or understandings with respect hereto. This Agreement shall not amend, modify, or supersede any Shareholder Rights Agreement or similar agreement previously entered into between the Company and any of the Investors with respect to other shares of the Company's Common Stock or warrants with respect thereto held by such Investors.


                     [This space intentionally left blank.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                           INFOSPACE, INC.



                           By: /s/ Naveen Jain
                              ------------------------------------------
                              Naveen Jain, President  and Chief Executive
                              Officer


                           THE INVESTORS:

                           ACORN VENTURES-IS, LLC


                           By: /s/ Rufus Lumry
                              ------------------------------------------
                           Name:   Rufus W. Lumry III
                           Title:  President


                           JOHN AND CAROLYN CUNNINGHAM

                           /s/ John Cunningham
                           ---------------------------------------------
                           John Cunningham

                           /s/ Carolyn Cunningham
                           ---------------------------------------------
                           Carolyn Cunningham



               [SIGNATURE PAGE FOR STOCKHOLDER RIGHTS AGREEMENT]

                           H & Q INFOSPACE INVESTORS, L.P.


                           By: /s/ Jackie Berterretche
                              ---------------------------------------
                           Name:  Jackie Berterretche
                           Title:
                                 ------------------------------------


                           HAMBRECHT & QUIST CALIFORNIA


                           By: /s/ Jackie Berterretche
                              ---------------------------------------
                           Name:  Jackie Berterretche
                           Title:
                                 ------------------------------------


                           INFOSPACE INVESTORS GENERAL PARTNERSHIP


                           By: /s/ Jack Levin
                              ---------------------------------------
                           Name:  Jack G. Levin
                           Title:
                                  -----------------------------------

                           KELLETT PARTNERS, L.L.P.



                           By: /s/ Stiles Kellett, Jr.
                              --------------------------------------
                           Name:   Stiles A. Kellett, Jr.
                           Title:  General Partner


               [SIGNATURE PAGE FOR STOCKHOLDER RIGHTS AGREEMENT]

                                   EXHIBIT A


            INVESTOR
            --------

Acorn Ventures-IS, LLC
1309 114th Avenue SE
Suite 200
Bellevue, WA  98004

John and Carolyn Cunningham
4303 54th Avenue, NE
Seattle, WA  98105

Kellettt Partners, LLP
200 Galleria Parkway
Suite 1800
Atlanta, GA  30339

H&Q InfoSpace Investors, LP
c/o Hambrecht & Quist, LLC
One Bush Street
San Francisco, CA  94104

Hambrecht & Quist California
c/o Hambrecht & Quist, LLC
One Bush Street
San Francisco, CA  94104

InfoSpace Investors General
 Partners
c/o NationsBanc Montgomery
 Securities
600 Montgomery Street
San Francisco, CA  94111

                                   EXHIBIT B

                               RESTRICTIVE LEGEND


     THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDER RIGHTS AGREEMENT, DATED AS OF AUGUST 6, 1998, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION, AND MAY NOT BE SOLD, TRANSFERRED OR ENCUMBERED EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF SAID AGREEMENT AS SAID AGREEMENT MAY FROM TIME TO TIME BE AMENDED AND SUPPLEMENTED.